[Letterhead of Berger & Steingut]

                                                 September 16, 1988


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

               Re:  Municipal Securities Trust, Multi-State Series 31

Gentlemen:

          We have acted as special counsel to Bear, Stearns & Co. Inc., as Depositor, Sponsor and Principal Underwriter (the "Depositor") of Municipal Securities Trust, Multi-State Series 31 (the "Trust"), a trust consisting of four separate unit investment trusts designated California Trust, Michigan Trust, New York Trust and Pennsylvania Trust (collectively, the "State Trusts"), in connection with the issuance by the State Trusts of 2,000, 2,000, 4,000 and 2,000 units, respectively, of fractional undivided interest (collectively, the "Units"). We have been requested to render our opinion as to the validity of the Trust Agreement (as hereinafter defined) and the Units. Pursuant to the Trust Agreement, the Depositor has transferred to the State Trusts certain long-term bonds and contracts to purchase certain long-term bonds (collectively, the "Bonds"), together with an irrevocable letter of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreement.

          In connection with our representation, we have examined copies of the following documents relating to the creation of the State Trusts and the issuance and sale of the Units:

          (a) the Reference Trust Agreement bearing today's date relating to the State Trusts (the "Trust Agreement")


C/M:  11939.0001 407327.1

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Bear, Stearns & Co. Inc.
September 16, 1988
Page 2


          among the Depositor, United States Trust Company of New York, as Trustee (the "Trustee"), and Standard & Poor's Corporation, as Evaluator;

          (b) the Registration Statement on Form S-6 (File No. 33-23673) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and Amendment No. 1 thereto, containing the proposed form of the final Prospectus relating to the Units (the "Prospectus") (collectively, the "Registration Statement"), which is expected to be filed with the Commission this day; and

          (c) the Certificate of Incorporation, By-Laws, Foreign Bid Certificate, Certified Board of Directors resolutions and Power of Attorney of the Depositor.

          We have assumed the genuineness of all signatures and the conformity to original documents of all documents provided to us as such.

          We have not reviewed the financial statements, compilation of the Bonds held by the State Trusts, and other financial data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.

          Based on the foregoing and upon an investigation of such matters of law as we have deemed necessary, we are of the opinion that:

               (1) The Trust Agreement has been duly authorized and entered into by an authorized officer of the Depositor and is a valid and binding obligation of the Depositor in accordance with its terms, subject to laws of general application affecting the rights and remedies of creditors.

               (2) The execution and delivery of the certificates evidencing the Units have been authorized by the Depositor and such certificates when executed by the Trustee and the Depositor in accordance with the provisions of the certificates and the Trust Agreement and when issued for the consideration contemplated therein, will constitute fractional undivided interests


C/M:  11939.0001 407327.1

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Bear, Stearns & Co. Inc.
September 16, 1988
Page 3


          in the respective State Trusts, will be entitled to the benefits of the Trust Agreement, and will conform to the description thereof contained in the Prospectus. Upon payment of the consideration for the Units as provided in the Trust Agreement and the Registration Statement, the Units will be fully paid and non-assessable by the State Trusts.

          We hereby consent to the filing of this opinion and our opinion regarding the tax status of the State Trust as Exhibits to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions".

                                                 Very truly yours,



                                                 BERGER & STEINGUT



C/M:  11939.0001 407327.1